FEE WAIVER AGREEMENT

      AGREEMENT dated February 1, 2009 by and between Touchstone Funds Group Trust, a Delaware business trust (the "Trust"), and Touchstone Advisors, Inc. (the "Advisor").

      The Advisor hereby agrees to limit the "Other Expenses" of certain series of the Trust as set forth in Schedule A attached hereto.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly, as of the day and year first above written.


                                           TOUCHSTONE FUNDS GROUP TRUST



                                           By:_______________________________
                                              Gregory A. Harris
                                              Vice President



                                           TOUCHSTONE ADVISORS, INC.



                                           By:_______________________________
                                              William A. Dent
                                              Senior Vice President

                                   SCHEDULE A

                                FEBRUARY 1, 2009

-------------------------------------------------------------------------------------------------------------
FUND                                             LENGTH/TYPE OF LIMITATION         OTHER EXPENSES LIMIT
-------------------------------------------------------------------------------------------------------------
Touchstone Sands Capital Select Growth Fund      Contractual waiver through        0.25%
Class Y                                          1/31/2010
-------------------------------------------------------------------------------------------------------------
Touchstone Sands Capital Select Growth Fund      Contractual waiver through        0.25%
Class Z                                          1/31/2010
-------------------------------------------------------------------------------------------------------------

                                   SCHEDULE A

                                NOVEMBER 15, 2010

-------------------------------------------------------------------------------------------------------------
FUND                                             LENGTH/TYPE OF LIMITATION         OTHER EXPENSES LIMIT
-------------------------------------------------------------------------------------------------------------
Touchstone Sands Capital Select Growth Fund      Contractual waiver through        0.25%
Class Y                                          1/27/2011
-------------------------------------------------------------------------------------------------------------
Touchstone Sands Capital Select Growth Fund      Contractual waiver through        0.25%
Class Z                                          1/27/2011
-------------------------------------------------------------------------------------------------------------
Touchstone Sands Capital Select Growth Fund      Contractual waiver through        0.25%
Class A                                          1/27/2012
-------------------------------------------------------------------------------------------------------------
Touchstone Sands Capital Select Growth Fund      Contractual waiver through        0.25%
Class C                                          1/27/2012
-------------------------------------------------------------------------------------------------------------